UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 16, 2011

BROOKLYN FEDERAL BANCORP, INC.
(Exact name of Registrant as Specified in Charter)

FEDERAL	000-51208	20-2659598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Court Street Brooklyn, New York 11201
(Address of principal executive offices)

(718) 855-8500
(Registrant’s telephone number, including area code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into A Material Definitive Agreement

On August 16, 2011, Brooklyn Federal Bancorp, Inc. (“Brooklyn Bancorp”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between (i) Investors Savings Bank (“Investors Bank”), Investors Bancorp, Inc. (“Investors Bancorp”), and Investors Bancorp, MHC (“Investors MHC”), and (ii) Brooklyn Federal Savings Bank (“Brooklyn Federal Savings”), Brooklyn Bancorp and BFS Bancorp, MHC (“Brooklyn MHC”).  The Merger Agreement provides, among other things, that as a result of the merger of Brooklyn Bancorp into Investors Bancorp, or a newly-formed subsidiary thereof  (the “Mid-Tier Merger”), each outstanding share of Brooklyn Bancorp’s common stock (other than shares owned by Brooklyn MHC), will be converted into the right to receive $0.80 in cash.

Each share of Brooklyn Bancorp common stock issued and outstanding immediately prior to the effectiveness of the Mid-Tier Merger that is held by Brooklyn MHC will be converted into a number of shares of Investors Bancorp common stock as will equal (x) $0.80 times the number of shares of Brooklyn Bancorp common stock held by Brooklyn MHC immediately prior to effectiveness of the Mid-Tier Merger, divided by (y) the average of the closing sales price of a share of Investors Bancorp common stock, as reported on the NASDAQ stock market, for the twenty (20) consecutive trading days preceding the closing date (rounded down to the nearest whole share), which shares will be issued to Investors MHC as a result of the merger of Brooklyn MHC with and into Investors MHC (the “MHC Merger”).

The merger transactions below (which are collectively referred to as the “Mergers”) will be effected as follows:

•	Brooklyn MHC will merge with and into Investors MHC, with Investors MHC as the surviving entity. The separate corporate existence of Brooklyn MHC will cease.

•
Immediately following the MHC Merger, Brooklyn Bancorp will merge with and into Investors Bancorp, or a to-be-formed wholly owned subsidiary of Investors Bancorp, with Investors Bancorp (or its wholly-owned subsidiary) as the surviving entity.  The separate corporate existence of Brooklyn Bancorp will cease.

•
Brooklyn Federal Savings will merge with and into Investors Bank, with Investors Bank as the surviving entity (the “Bank Merger”).  The separate corporate existence of Brooklyn Federal Savings will cease.  This Bank Merger will follow the MHC Merger and the Mid-Tier Merger.

The Merger Agreement contains a number of customary representations and warranties by the parties regarding certain aspects of their respective businesses, financial condition, structure and other facts pertinent to the Mergers that are customary for a transaction of this kind. They include, among other things: the organization, existence, and corporate power and authority and capitalization of each of the parties; the absence of conflicts with and violations of law and various documents, contracts and agreements; the absence of any development materially adverse to the companies; the absence of adverse material litigation; accuracy of reports and financial statements filed with the Securities and Exchange Commission (the “SEC”); the accuracy and completeness of the statements of fact made in the Merger Agreement; with respect to the Brooklyn parties, the existence, performance and legal effect of certain contracts, the filing of tax returns, payment of taxes and other tax matters and certain labor and employee benefit matters and compliance with applicable environmental laws.

The obligations of the parties to complete the Mergers is subject to various customary conditions, including, among others:  the Merger Agreement and applicable transactions must have been approved by the required vote of the shareholders of Brooklyn Bancorp and members of Brooklyn MHC, as may be necessary under applicable regulatory guidance; the absence of any law or order prohibiting the closing of the Mergers; receipt of required regulatory approvals; no proceedings shall have been initiated or threatened by the SEC challenging the merger proxy statement and; Investors Bancorp must have received an opinion of Luse Gorman Pomerenk & Schick, P.C., dated as of the closing date, indicating that the Mergers will qualify as tax-free reorganizations within the meaning of the Internal Revenue Code of 1986, as amended.

Each of the directors of Brooklyn Bancorp and Brooklyn MHC, has agreed to vote his or her shares of Brooklyn Bancorp common stock in favor of the Merger Agreement and the transactions contemplated thereby.  In addition, Brooklyn MHC has also agreed to vote the shares of Brooklyn Bancorp common stock it owns in favor of the Merger Agreement and the transactions contemplated thereby, including the Mid-Tier Merger.

If the Mergers are terminated under specified situations in the Merger Agreement (because Brooklyn Bancorp accepts a proposal to acquire Brooklyn Bancorp superior to the one contained in the Merger Agreement, enters into an agreement related to such a proposal and terminates the Merger Agreement, or fails to make, withdraws, modifies or qualifies its recommendation regarding the Merger Agreement), Brooklyn Bancorp may be required to pay a termination fee to Investors Bancorp of approximately $460,000, plus out-of-pocket expenses not to exceed the sum of $50,000 less certain reimbursable expenses paid by Brooklyn Federal Savings.  Brooklyn agreed to this termination fee arrangement in order to induce Investors Bancorp to enter into the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The Merger Agreement has been included to provide security holders with information regarding its terms.  It is not intended to provide factual information about parties thereto, or any of their respective subsidiaries or affiliates.  The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  In addition, such representations and warranties were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Brooklyn Bancorp.

Item 7.01   Regulation FD Disclosure

On August 17, 2011, Brooklyn Bancorp issued a press release announcing that it had entered into the Merger Agreement.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

The following exhibits are being furnished with this Report:

Ex. 2.1	Agreement and Plan of Merger by and between (i) Investors Savings Bank, Investors Bancorp, Inc. and Investors Bancorp, MHC, and (ii) Brooklyn Federal Savings Bank, Brooklyn Federal Bancorp, Inc. and BFS Bancorp, MHC.

Ex. 99.1	Press Release dated August 17, 2011.

Important Additional Information

Neither this Current Report on Form 8-K, nor the press release filed as an exhibit to this Current Report constitutes a solicitation of any vote or approval.  Brooklyn Bancorp will be filing with the SEC a proxy statement related to a special meeting of its shareholders and other relevant documents related to the approval by Brooklyn Bancorp’s common shareholders of the Merger Agreement and related transactions, including the Mid-Tier Merger (“Shareholder Approval”).  We urge investors to read the proxy statement and any other related documents to be filed with the SEC because they will contain important information.

Once available, these documents will be obtainable free of charge on the SEC’s web site (www.sec.gov).  In addition, documents filed with the SEC by Brooklyn Bancorp will be available free of charge from Gregg J. Wagner, President and Chief Executive Officer, at (718) 855-8500.

The directors, executive officers and certain other members of management and employees of Brooklyn Bancorp and Investors Bancorp may be deemed to be “participants” in the solicitation of proxies for Shareholder Approval.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Shareholder Approval will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY BROOKLYN BANCORP WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You can find information about Brooklyn Bancorp’s executive officers and directors in its Annual Report on Form 10-K for the year ended September 30, 2010 and other documents filed with the SEC.  Information about the directors and executive officers of Investors Bancorp is set forth in the proxy statement related to its 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 29, 2011.

Caution about forward-looking statements

This Current Report on Form 8-K and the attached press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events, such as statements about the anticipated closing date of the Mergers discussed herein.  Although we believe that forward-looking statements are based upon reasonable assumptions, there can be no assurance that actual results, performance or achievements of Brooklyn Bancorp will not differ materially from any results expressed or implied by such forward-looking statements or that Brooklyn Bancorp will be able to close on the Mergers by the anticipated closing date.  Such forward-looking statements are subject to risks and uncertainties, that could cause actual events or results to differ materially from those described in the forward-looking statements and include, but are not limited to, the risk that regulatory approval and Shareholder Approval will not be obtained and those risks described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Brooklyn Bancorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2010, March 31, 2011 and June 30, 2011, and in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Investors Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 and other filings made by Brooklyn Bancorp and Investors Bancorp with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 17, 2011	BROOKLYN FEDERAL BANCORP, INC.

	By:	/s/ Gregg J. Wagner
Gregg J. Wagner
President and Chief Executive Officer

EXHIBIT LIST

Ex. 2.1	Agreement and Plan of Merger by and between (i) Investors Savings Bank, Investors Bancorp, Inc. and Investors Bancorp, MHC, and (ii) Brooklyn Federal Savings Bank, Brooklyn Federal Bancorp, Inc. and BFS Bancorp, MHC.

Ex. 99.1	Press Release dated August 17, 2011.